AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                               STRATUS FUND, INC.


        1. In accordance with Sections 135 and 139 of Chapter 302A of the Minnesota Statutes, the Board of Directors of Stratus Fund, Inc., a Minnesota corporation (the "Corporation"), recommended by a resolution dated October 23, 1997, that the shareholders of the Corporation approve, and the shareholders having approved by resolution dated December 12, 1997, the number of votes cast for the amendments by the shareholders being sufficient for such approval in accordance with Section 437 of Chapter 302A of the Minnesota Statutes, the amendment and restatement of the Corporation's Articles of Incorporation to read in its entirety as follows:

                                   ARTICLE 1.

               The name of the Corporation is Stratus Fund, Inc.

                                   ARTICLE 2.

               The Corporation shall have general business purposes and shall have unlimited power to engage in and do any lawful act concerning any and all lawful businesses for which corporations may be organized under the Minnesota Statutes, Chapter 302A. Without limiting the generality of the foregoing, the Corporation shall have specific power:

                             (a) To conduct,  operate and carry on the  business
               of an open-end, series, management investment company pursuant to applicable state and federal regulatory statutes, and exercise all the powers necessary and appropriate to the conduct of such operations.

                             (b) To purchase, subscribe for, invest in or otherwise acquire, and to own, hold, pledge, mortgage, hypothecate, sell, possess, transfer or otherwise dispose of, or turn to account or realize upon, and generally deal in, all forms of securities of every kind, nature, character, type and form, and other financial instruments which may not be deemed to be securities, including but not limited to futures contracts and options thereon. Such securities and other financial instruments may include but are not limited to shares, stocks, bonds, debentures, notes, scrip, participation certificates, rights to subscribe, warrants, options, certificates of deposit, bankers' acceptances, repurchase agreements, commercial paper, chooses in action, evidences of indebtedness, certificates of indebtedness and certificates of interest of any and every kind and nature whatsoever, secured and unsecured, issued or to be issued, by any corporation, company, partnership (limited or general), association, trust, entity or person, public or private, whether organized under the laws of the United States, or any state, commonwealth, territory or possession thereof, or organized under the laws of any foreign country, or any state, province, territory or possession thereof, or issued or to be issued by the United States government or any agency or instrumentality thereof, and futures contracts and options thereon.

                             (c) In the  above  provisions  of this  Article  2,
               purposes shall also be construed as powers and powers shall also be construed as purposes, and the enumeration of specific purposes or powers shall not be construed to limit other statements of purposes or to limit purposes or powers which the Corporation may otherwise have under applicable law, all of the same being separate and cumulative, and all of the same may be carried on, promoted and pursued, transacted or exercised in any place whatsoever.

                                   ARTICLE 3.

               The Corporation shall have perpetual existence.

                                   ARTICLE 4.

               The location and post office address of the registered agent and office of the Corporation in Minnesota is The Prentice-Hall Corporation System, Inc., Multi-Foods Tower, 33 South Sixth Street, Minneapolis, Minnesota 55402.

                                   ARTICLE 5.

               The total number of authorized shares of the Corporation is 1,000,000,000, all of which shall be common shares of the par value of $.001 each and which shall be categorized into the following classes, and within a class, the following series:*


                                      Series of a *                Authorized
        Class of Shares             Particular Class            Number of Shares
   ----------------------    -----------------------------     -----------------
Growth Portfolio             Retail Class A Series Shares            20,000,000

                             Institutional Class Series  Shares      20,000,000
                             (previously designated as
                             Equity Income Portfolio series shares)


Government Securities        Retail Class A Series Shares            20,000,000
Portfolio
                             Institutional Class Series  Shares      10,000,000
                             (previously designated as
                             Government Securities Portfolio
                             series shares)

        * In accordance with these Amended and Restated Articles of Incorporation, all of the Retail Class A Series Shares are being designated herein. Prior to the filing of these Amended and Restated Articles of Incorporation, the Institutional Class Series of Shares were designated as noted parenthetically. The Institutional Class Series of Shares are merely being redesignated in name only, as set forth in the table.

Intermediate Government Bond   Class A Series Retail Shares           20,000,000
Portfolio
                               Institutional Class Series  Shares     10,000,000
                               (previously designated as
                               Intermediate Government Bond
                               Portfolio series shares)
Capital Appreciation Portfolio Class A Series Retail Shares           20,000,000

                               Institutional Class Series  Shares     10,000,000
                               (previously designated as
                               Capital Appreciation Portfolio
                               series shares)
International Portfolio        Retail Class A Series Shares           20,000,000

                               Institutional Class Series  Shares     10,000,000
                               (previously designated as
                               International Portfolio series
                               shares)


The balance of 850,000,000 shares may be issued in such classes and series with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, or may be authorized for issuance as additional shares of any existing classes or series as and to the extent stated or expressed in a resolution or resolutions providing for the issue of any such class or series of shares adopted from time to time by the Board of Directors of the Corporation pursuant to the authority hereby vested in said Board of Directors. The Corporation may issue and sell any of its shares in fractional denominations to the same extent as its whole shares, and shares and fractional denominations shall have, in proportion to the relative fractions represented thereby, all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation. Each class of shares established hereby or which the Board of Directors may establish, as provided herein, will evidence, an interest in a separate and distinct portion of the Corporation's assets, which shall take the form of a separate portfolio of investment securities, cash and other assets as described in the Corporation's current Registration Statement on Form N-1A as filed with the Securities and Exchange Commission. Authority to establish additional separate portfolios is hereby vested in the Board of Directors of the Corporation, and such separate portfolios may be established by the Board of Directors without the authorization or approval of the holders of any class or series of shares of the Corporation.

                                   ARTICLE 6.

               The shareholders of the Corporation:

               (a) shall not have the right to cumulate votes for the election of the Directors; and

               (b) shall have no preemptive right to subscribe to any issue of shares of any class or series of the Corporation now or hereafter made.

                                   ARTICLE 7.

               The shareholders of the Growth Portfolio shares, the Government Securities Portfolio shares, the Intermediate Government Bond Portfolio shares, the Capital Appreciation Portfolio shares, the International Portfolio shares, and any other class or series of shares designated by the Board of Directors as provided herein shall have the following rights and preferences:

               (a) On any matter submitted to a vote of shareholders of the Corporation, all shares of the Corporation then issued and outstanding and entitled to vote, irrespective of class or series, shall be voted in the aggregate and not by class or series, except: (i) when otherwise required by Minnesota
               Statutes, Chapter 302A, in which case shares will be voted by individual class or series; (ii) when otherwise required by the Investment Company Act of 1940, as amended, or the rules adopted thereunder, in which case shares shall be voted by individual class or series; and (iii) when the matter affects only the interests of a particular class or series in which case only shareholders of the class or series affected, as the case may be shall be entitled to vote thereon and shall vote by individual class or series.

               (b) All consideration received by the Corporation for the issue or sale of shares of any class, together with all assets, income, earnings, profits and proceeds derived therefrom (including all proceeds derived from the sale, exchange or liquidation thereof and, if applicable, any assets derived from any reinvestment of such proceeds in whatever form the same may be) shall become part of the assets of the portfolio to which the shares of that class relate, for all purposes, subject only to the rights of creditors, and shall be so treated upon the books of account of the Corporation. Such assets, income, earnings, profits and proceeds (including any proceeds derived from the sale, exchange or liquidation thereof and, if applicable, any assets derived from any reinvestment of such proceeds in whatever form the same may be) are herein referred to as "assets belonging to" a class of the common shares of the Corporation.

               (c) Assets of the Corporation not belonging to any particular class are referred to herein as "General Assets." General Assets shall be allocated to each class in proportion to the respective net assets belonging to such class. The determination of the Board of Directors shall be conclusive as to the amount of assets, as to the characterization of assets as those belonging to a class or as General Assets, and as to the allocation of General Assets.

               (d) The assets belonging to a particular class of common shares shall be charged with the liabilities incurred specifically on behalf of such class of common shares ("Special liabilities"). Such assets shall also be charged with a share of the general liabilities of the Corporation ("General Liabilities") in proportion to the respective net assets belonging to such class of common shares. The determination of the Board of Directors shall be conclusive as to the amount of liabilities, including accrued expenses and reserves, as to the characterization of any liability as a Special Liability or General Liability, and as to the allocation of General Liabilities.

               (e) The Board of Directors may, to the extent permitted by Minnesota Statutes, Chapter 302A, and in the manner provided herein, declare and pay dividends or distributions in shares or cash on any or all classes of common shares, the amount of such dividends and the payment thereof being wholly in the discretion of the Board of Directors. Dividends or distributions on shares of any class of common shares shall be paid only out of the earnings, surplus, or other lawfully available assets belonging to such class (including, for this purpose, any General Assets allocated to such class).

               (f) In the event of the liquidation or dissolution of the Corporation, holders of the shares of any class shall have priority over the holders of any other class with respect to, and shall be entitled to receive, out of the assets of the Corporation available for distribution to holders of shares, the assets belonging to such class of common shares and the General Assets allocated to such class of common shares, and the assets so distributable to the holders of the shares of any class shall be distributed among such holders in proportion to the number of shares of such class held by them and recorded on the books of the Corporation.

               (g) With the approval of a majority of the shareholders of each of the affected class of common shares, the Board of Directors may transfer the assets of any portfolio to any other portfolio. Upon such a transfer, the Corporation shall issue common shares representing interests in the portfolio to which the assets were transferred in exchange for all common shares representing interests in the portfolio from which the assets were transferred. Such shares shall be exchanged at their respective net asset values.

                                   ARTICLE 8.

               The following additional provisions, when consistent with law, are hereby established for the management of the business, for the conduct of the affairs of the Corporation, and for the purpose of describing certain specific powers of the Corporation and of its Directors and shareholders.

               (a) In furtherance and not in limitation of the powers conferred by statute and pursuant to these Amended and Restated Articles of Incorporation, the Board of Directors is expressly authorized to do the following:

                      (1) to make, adopt, alter, amend and repeal Bylaws of the Corporation unless reserved to the shareholders by the Bylaws or by the laws of the State of Minnesota, subject to the power of the shareholders to change or repeal such Bylaws;

                      (2) to distribute, in its discretion, for any fiscal year (in the year or in the next fiscal year) as ordinary dividends and as capital gains distributions, respectively, amounts sufficient to enable the Corporation to qualify under the Internal Revenue Code as a regulated investment company to avoid any liability for federal income tax in respect of such year. Any distribution or dividend paid to shareholders from any capital source shall be accompanied by a written statement showing the source or sources of such payment;

                      (3) to authorize, subject to such vote, consent, or approval of shareholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the execution and performance by the
                      Corporation of any agreement or agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general), or other organization shall render managerial, investment advisory, distribution, transfer agent, accounting and/or other services to the Corporation (including, if deemed advisable, the management or supervision of the investment portfolios of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements;

                      (4) to authorize any agreement of the character described in subparagraph 3 of this paragraph (a) with any person, corporation, association, company, trust, partnership (limited or general) or other organization, although one or more of the members of the Board of Directors or officers of the Corporation may be the other party to any such agreement or an officer, director, employee, shareholder, or member of such other party, and no such agreement shall be invalidated or rendered voidable by reason of the existence of any such relationship;

                      (5) to allot and authorize the issuance of the authorized but unissued shares of any class or series of the Corporation;

                      (6) to accept or reject subscriptions for shares made after incorporation; and

                      (7) to fix the terms, conditions and provisions of and authorize the issuance of options to purchase or subscribe for shares of any class or series including the option price or prices at which shares may be purchased or subscribed for.

               (b) The determination as to any of the following matters made by or pursuant to the direction of the Board of Directors consistent with these Amended and Restated Articles of Incorporation and in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of duties, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its capital stock; namely, the amount of the assets, obligations, liabilities and expenses of each portfolio of the Corporation; the amount of the net income of each portfolio of the Corporation from dividends and interest for any period and the amount of assets at any time legally available for the payment of dividends in each portfolio; the amount of paid-in surplus, other surplus, annual or other net profits, or net assets in excess of capital, undivided profits, or excess of profits over losses on sales of securities of each portfolio; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the market value, or any sale, bid or asked price to be applied in determining the market value, of any security owned or held by or in each portfolio of the Corporation; the fair value of any other asset owned by or in each portfolio of the Corporation; the number of shares of each class and series of the Corporation issued or issuable; any matter relating to the acquisition, holding and disposition of securities and other assets by each portfolio of the Corporation; and any question as to whether any transaction constitutes a purchase of securities on margin, a short sale of securities, or an underwriting of the sale of, or participation in any underwriting or selling group in connection with the public distribution of any securities.

               (c) The Board of Directors or the shareholders of the Corporation may adopt, amend, affirm or reject investment policies and restrictions upon investment or the use of assets of each portfolio of the Corporation and may designate some such policies as fundamental and not subject to change other than by a vote of a majority of the outstanding voting securities, as such phrase is defined in the Investment Company Act of 1940, of the affected portfolio or portfolios of the Corporation.

               (d) The Corporation shall indemnify such persons for such expenses and liabilities, in such manner, under such circumstances, and to the full extent permitted by Section 302A.521 of the Minnesota Statutes, as now enacted or hereafter amended, provided, however, that no such indemnification may be made if it would be in violation of Section 17(h) of the Investment Company Act of 1940, as now enacted or hereafter amended.

               (e) Any action which might be taken at a meeting of the Board of Directors, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by a majority of the Directors or committee members, unless otherwise provided by the Investment Company Act of 1940 or regulations thereunder.

               (f) Notwithstanding any other provision of these Amended and Restated Articles of Incorporation, no person shall serve as a director of the Corporation after the holders of record of not less than two-thirds of the outstanding shares of the Corporation have declared that such director be removed from office by votes cast in person or by proxy at a meeting called for such purpose. Notwithstanding the provisions of Minnesota statutes, subchapter 302(A), the Board of Directors shall promptly call a meeting of shareholders for the removal of a director if recordholders of not less than 10 percent of the outstanding shares request in writing that such a meeting be held. Whenever 10 or more shareholders of record who have been such for at least six months preceding the date of application and who in aggregate own shares having a net asset value of at least $25,000 or at least 1 percent of the outstanding shares, whichever is less, shall apply to the Board of Directors in writing stating that they wish to communicate with other shareholders with a view to obtaining signatures to request a meeting pursuant to this section and which is
               accompanied  by  the  form  of   communication   proposed  to  be
               transmitted to such other shareholders, the Board of Directors shall within five business days after receipt thereof either afford such applicants access to the list of names and addresses of such shareholders on such date or inform such applicants of the approximate number of such shareholders of record and the approximate cost of mailing to them the proposed communication and form of request. If such applicants provide sufficient copies of all materials to be so mailed and provide payment for all reasonable costs and expenses of mailing, the Board of Directors shall mail such materials to all shareholders of record, unless within five days of the tender of the materials and payment therefor the Board of Directors files with the Securities and Exchange Commission and provides to the applicants a copy of a written statement signed by a majority of the directors which indicates that in their opinion such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be in violation of law, and specifying the basis of such opinion.

                                   ARTICLE 9.

               To the fullest extent permitted by Minnesota Statutes, Chapter 302A, as the same exists or may hereafter be amended, and to the extent not inconsistent with the Investment Company Act of 1940 and regulations thereunder, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

        2. The undersigned officer of the Corporation has been duly authorized to submit these Amended and Restated Articles of Incorporation to the Department of Secretary of State of the State of Minnesota for filing in accordance with
Section 151 of Chapter 302A of the Minnesota Statutes.

        IN WITNESS WHEREOF, the undersigned Secretary of the Corporation has executed these Amended and Restated Articles of Incorporation on December 12, 1997.


                                                        ___________________
                                                        Michael S. Dunlap


STATE OF NEBRASKA            )
                             )      ss
COUNTY OF LANCASTER          )

        On December ___, 1997, before me, a Notary Public, personally appeared Michael S. Dunlap, to me known to be the person named as the Secretary of Stratus Fund, Inc., a Minnesota corporation, who executed the foregoing Amended and Restated Articles of Incorporation on behalf of said Corporation.



                                                       ____________________

(Notarial Seal)